EXHIBIT 5.1

DLA Piper LLP (US) The Marbury Building 6225 Smith Avenue Baltimore, Maryland 21209-3600 www.dlapiper.com T 410.580.3000 F 410.580.3001

December 28, 2009

Anworth Mortgage Asset Corporation

1299 Ocean Avenue

Suite 250

Santa Monica, California 90401

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special Maryland counsel to Anworth Mortgage Asset Corporation, a Maryland corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Act”), of up to 20,000,000 shares of Common Stock, par value $0.01 per share (the “Common Stock”), of the Company pursuant to a Registration Statement on Form S-3 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”), including the preliminary prospectus included therein (the “Prospectus”), all of which shares (the “Shares”) of Common Stock may be issued pursuant to the Company’s 2009 Dividend Reinvestment and Stock Purchase Plan (the “Plan”). This opinion is being furnished to you at your request in connection with the filing of the Registration Statement.

In our capacity as special Maryland counsel, we have reviewed the following documents (the “Documents”):

(a)	the Registration Statement, including the Prospectus and the Plan included therein, in the form in which it will be filed with the Commission;

(b)	the charter of the Company (the “Charter”), as in effect on the date hereof, certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

(c)	the bylaws of the Company (the “Bylaws”), as amended and restated and in effect on the date hereof (in the form attached to the Certificate (as defined below));

(d)	certified resolutions of the Board of Directors of the Company relating to the authorization of the Plan, the filing of the Registration Statement and the issuance of the Shares;

(e)	a short-form good standing certificate for the Company, dated a recent date, issued by the SDAT;

(f)	a certificate of the Secretary of the Company, dated the date hereof (the “Certificate”), as to certain factual matters; and

(g)	such other documents as we have considered necessary to the issuance of this opinion.

Anworth Mortgage Asset Corporation

December 28, 2009

Page Two

In examining the Documents, and in rendering the opinion set forth below, we have assumed, without independent investigation, the following: (a) each of the parties to the Documents (other than the Company) has duly and validly authorized and executed and delivered each of the Documents and each instrument, agreement, and other document executed in connection with the Documents to which such party is a signatory and each such party’s (other than the Company’s) obligations set forth in the Documents, are its legal, valid and binding obligations, enforceable in accordance with their respective terms; (b) each person executing any such instrument, agreement or other document on behalf of any such party (other than the Company) is duly authorized to do so; (c) each natural person executing any such instrument, agreement or other document is legally competent to do so; (d) the Documents accurately describe and contain the mutual understandings of the parties, there are no oral or written modifications of or amendments or supplements to the Documents and there has been no waiver of any of the provisions of the Documents by actions or conduct of the parties or otherwise; and (e) all documents submitted to us as originals are authentic, all documents submitted to us as certified or photostatic copies or telecopies or portable document file (“.PDF”) copies conform to the original documents (and the authenticity of the originals of such copies), all signatures on all documents submitted to us for examination (and including signatures on photocopies, telecopies and .PDF copies) are genuine, and all public records reviewed are accurate and complete. As to all factual matters relevant to the opinion set forth below, we have relied on the Certificate as to the factual matters set forth therein, which we assume to be accurate and complete, and on the written statements and representations of public officials and of others.

Based upon the foregoing, having regard for such legal considerations as we deem relevant, we are of the opinion and advise you that the issuance of the Shares has been duly authorized, and, when issued, delivered and paid for in accordance with the terms and conditions of the Registration Statement and the Plan, such Shares will be validly issued, fully paid and non-assessable.

Our opinion set forth above is subject to the following general qualifications and assumptions:

(1)	The foregoing opinion is rendered as of the date hereof. We assume no obligation to update or supplement this opinion if any laws change after the date hereof or if any facts or circumstances come to our attention after the date hereof that might change this opinion.

(2)	We have made no investigation as to, and we express no opinion concerning, any laws other than the laws of the State of Maryland. To the extent that any documents referred to herein are governed by the laws of a jurisdiction other than Maryland, we have assumed that the laws of such jurisdiction are the same as the laws of Maryland.

(3)	We express no opinion as to compliance with the securities or “blue sky” laws, real estate syndication laws or principles of conflicts of laws of Maryland or any other jurisdiction.

(4)	We assume that the issuance of the Shares, together with any other outstanding shares of Common Stock, will not cause the Company to issue shares of Common Stock in excess of the number of such shares authorized by the Company’s Charter and will not violate any of the Common Stock Ownership Limit provisions of the Company’s Charter (as defined in Article NINTH thereof).

We hereby consent to (i) the reference to this firm under the caption “Legal Opinion” in the Prospectus forming a part of the Registration Statement and (ii) the filing of this opinion as an exhibit to

Anworth Mortgage Asset Corporation

December 28, 2009

Page Three

the Registration Statement. Manatt, Phelps & Phillips, LLP is authorized to rely on this opinion as if it were addressed to them solely for the purpose of rendering their opinion to be filed as Exhibit 8.1 to the Registration Statement. This opinion is furnished to you for your use in connection with the Registration Statement.

Very truly yours,

DLA Piper LLP (US)

/s/ DLA Piper LLP (US)